UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AerCap Holdings N.V.
(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of Incorporation or organization)	98-0514694 (I.R.S. Employer Identification No.)

AerCap House 65 St. Stephen’s Green Dublin D02 YX20 Ireland (Address of principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-234028

Securities to be registered pursuant to Section 12(g) of the Act: None.

TABLE OF CO-REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices
AerCap Aviation Solutions B.V.	The Netherlands	98-1054653	Evert van de Beekstraat 1 – Unit 104 1118 CL Schiphol The Netherlands

AerCap Global Aviation Trust	Delaware	38-7108865	4450 Atlantic Avenue Westpark Business Campus Shannon, Co. Clare, Ireland

AerCap Ireland Capital Designated Activity Company	Ireland	98-1150693	4450 Atlantic Avenue Westpark Business Campus Shannon, Co. Clare, Ireland

AerCap Ireland Limited	Ireland	98-0110061	4450 Atlantic Avenue Westpark Business Campus Shannon, Co. Clare, Ireland

AerCap U.S. Global Aviation LLC	Delaware	30-0810106	4450 Atlantic Avenue Westpark Business Campus Shannon, Co. Clare, Ireland

International Lease Finance Corporation	California	22-3059110	10250 Constellation Boulevard, Suite 1500 Los Angeles, California 90067

___________________

*
AerCap Holdings N.V. is the issuer of the 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079 being registered hereunder. The other listed registrants are guarantors of the 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AerCap Holdings N.V. has filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement, dated October 3, 2019 (the “Prospectus Supplement”), to a prospectus, dated October 1, 2019 (the “Prospectus”), relating to the securities to be registered hereunder included in the registrants’ automatic shelf Registration Statement on Form F-3 (File No. 333-234028), which was filed and became automatically effective on October 1, 2019.

Item 1. Description of Registrant’s Securities to be Registered.

The information set forth in (i) the sections captioned “Description of Debt Securities and Guarantees” and “Certain Irish, Dutch and U.S. Federal Income Tax Considerations” in the Prospectus and (ii) the sections captioned “Description of the Notes” and “Book-Entry, Delivery and Form of Securities” in the Prospectus Supplement are each incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, the following exhibits are being filed with the Commission in connection with this registration statement.

4.1
Indenture, dated October 1, 2019, among AerCap Holdings N.V., the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 filed by AerCap Holdings N.V. on October 1, 2019).

4.2
First Supplemental Indenture related to the 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079, dated October 10, 2019, among AerCap Holdings N.V., the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by AerCap Holdings N.V. on October 10, 2019).

4.3	Form of 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AERCAP HOLDINGS N.V.

Date: October 23, 2019	By:	/s/ Aengus Kelly
		Name:	Aengus Kelly
		Title:	Chief Executive Officer

AERCAP AVIATION SOLUTIONS B.V.

Date: October 23, 2019	By:	/s/ Johan-Willem Dekkers
		Name:	AerCap Group Services B.V.
		Title:	Director
		By:	Johan-Willem Dekkers
		Title:	Director of AerCap Group Services B.V.

AERCAP GLOBAL AVIATION TRUST

Date: October 23, 2019	By:	AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, as Regular Trustee

/s/ Thomas Kelly
		Name:	Thomas Kelly
		Title:	Director

Date: October 23, 2019	By:	/s/ Thomas Kelly
		Name:	Thomas Kelly
		Title:	Chief Executive Officer

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

Date: October 23, 2019	By:	/s/ Thomas Kelly
		Name:	Thomas Kelly
		Title:	Director

AERCAP IRELAND LIMITED

Date: October 23, 2019	By:	/s/ Thomas Kelly
		Name:	Thomas Kelly
		Title:	Director

AERCAP U.S. GLOBAL AVIATION LLC

Date: October 23, 2019	By:	/s/ Thomas Kelly
		Name:	Thomas Kelly
		Title:	Director

INTERNATIONAL LEASE FINANCE CORPORATION

Date: October 23, 2019	By:	/s/ Bashir Hajjar
		Name:	Bashir Hajjar
		Title:	Chief Executive Officer

EXHIBIT INDEX

4.1
Indenture, dated October 1, 2019, among AerCap Holdings N.V., the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 filed by AerCap Holdings N.V. on October 1, 2019).

4.2
First Supplemental Indenture related to the 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079, dated October 10, 2019, among AerCap Holdings N.V., the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by AerCap Holdings N.V. on October 10, 2019).

4.3	Form of 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079 (included in Exhibit 4.2).